                                                                    EXHIBIT 99.5

                          DEL GLOBAL TECHNOLOGIES CORP.

                       [_________] SHARES OF COMMON STOCK
                  ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

      THE SUBSCRIPTION RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M. NEW YORK CITY
               TIME ON [___________], 2006, SUBJECT TO EXTENSION.

                                                             [___________], 2006

To: Securities Dealers, Commercial Banks, Trust Companies, and Other Nominees

         This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by DEL
GLOBAL TECHNOLOGIES CORP. (the "Company") of up to an aggregate of [________]
shares of common stock, par value $0.10 per share ("Common Stock"), of the
Company, at a subscription price of $[___] per share of Common Stock (the
"Subscription Price"), pursuant to the exercise of subscription rights
("Subscription Rights") initially distributed to all holders of record of shares of Common Stock as of [_________], 2006 (the "Record Date"). The Company
distributed one non-transferable Subscription Right for each share of Common
Stock outstanding on the Record Date. The Subscription Rights are described in the enclosed prospectus dated [_________], 2006 (the "Prospectus") and evidenced by a Subscription Certificate registered in your name or in the name of your nominee.

         Each Subscription Right entitles the holder thereof to subscribe for one share of Common Stock at the Subscription Price (the "Basic Subscription
Right"). Each Subscription Right also entitles the holder thereof to subscribe for additional shares of Common Stock that have not been purchased by other
Subscription Rights holders pursuant to their Basic Subscription Rights, at the
Subscription Price, if such holder has fully exercised its Basic Subscription
Rights (the "Over-Subscription Right"). See "The Rights Offering--The
Subscription Rights" in the Prospectus.

         If you exercise the Over-Subscription Right on behalf of beneficial owners of Subscription Rights, you will be required to certify to the
Subscription Agent and the Company, in connection with the exercise of the
Over-Subscription Right, as to the aggregate number of Subscription Rights that have been exercised pursuant to the Basic Subscription Right, whether the Basic
Subscription Right of each beneficial owner of Subscription Rights on whose behalf you are acting have been exercised in full, and the number of shares of
Common Stock being subscribed for pursuant to the Over-Subscription Right by each beneficial owner of Subscription Rights on whose behalf you are acting.

         We are asking you to contact your clients for whom you hold shares of
Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Subscription Rights.

         Enclosed are copies of the following documents for you to use:

         1.      Prospectus;

         2.      Form of Letter from the Company to its stockholders;

         3.      Instructions for Use of Del Global Subscription Certificate;

         4.      Notice of Guaranteed Delivery;

         5.      A form letter which may be sent to your clients for whose
accounts you hold Common Stock registered in your name or in the name of your nominee;

         6.      Beneficial Owner Election Form, on which you may obtain your clients' instructions with regard to the Subscription Rights; and

         7.      Nominee Holder Certification Form.

         Your prompt action is requested. The Subscription Rights will expire at
5:00 P.M., New York City time, on [________], 2006, subject to extension (the
"Expiration Date").

         To exercise Subscription Rights, properly completed and executed
Subscription Certificates and payment in full for all Subscription Rights exercised must be delivered to the Subscription Agent as indicated in the
Prospectus prior to the Expiration Date, unless the guaranteed delivery procedures described in the Prospectus are followed in lieu of delivery of a
Subscription Certificate prior to the Expiration Date.

         Additional copies of the enclosed materials may be obtained by contacting the information agent, Mellon Investor Services LLC, at
(866) 680-6579.

Sincerely,

---------------------------------------------
James A. Risher
PRESIDENT AND CHIEF EXECUTIVE OFFICER

         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY
PERSON AS AN AGENT OF DEL GLOBAL TECHNOLOGIES CORP., THE SUBSCRIPTION AGENT, THE
INFORMATION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF
THE COMMON STOCK ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR
ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO
THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.